                                             Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Director of Investor Relations
303-604-3924

DYNAMIC MATERIALS REPORTS SECOND QUARTER FINANCIAL RESULTS

•	Second quarter sales reported at $44.7 million; down 14% from Q2 2014

•	Gross margin of 28% versus 31% in Q2 2014

•	Income from operations of $1.1 million, excluding restructuring expenses*

•	Loss from continuing operations of $1.3 million, or $0.10 per diluted share

•	Loss from continuing operations of $356,000, or $0.03 per diluted share, excluding restructuring

•	DynaEnergetics reports significant progress on product line introduction, customer additions

•	NobelClad completes European restructuring project

BOULDER, Colo. - July 28, 2015 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its second quarter ended June 30, 2015.

Sales were $44.7 million, down 14% from $51.9 million in the 2014 second quarter, and above management’s prior guidance of a 15% to 20% year-over-year decline. Approximately $3.9 million of the $7.2 million sales decline was related to unfavorable foreign currency exchange translation. The remaining decline was due to lower sales volumes at the Company’s two businesses, DynaEnergetics and NobelClad, which generate approximately 70% of their combined sales from the global oil and gas industry.
Gross margin was 28% versus 31% in last year’s second quarter. The decrease reflects less profitable product mix at NobelClad as well as the impact of lower sales volume on fixed manufacturing overhead expenses.
Operating loss was $63,000 versus operating income $3.8 million in the second quarter of 2014. Excluding restructuring expenses*, second quarter operating income was $1.1 million. Restructuring expenses totaled $1.1 million and were principally related to the consolidation of European and North American manufacturing facilities and the relocation of associated production equipment. Operating income also was impacted by higher-than-normal commission expense associated with two large orders at DynaEnergetics, as well as increased sales, advertising and marketing costs associated with new DynaEnergetics product offerings.

Loss from continuing operations was $1.3 million, or $0.10 per diluted share, versus income from continuing operations of $2.1 million, or $0.15 per diluted share, in the second quarter of 2014. Ex-items*, second quarter loss from continuing operations was $356,000, or $0.03 per diluted share.

The Company recoded a second quarter income tax provision from continuing operations, ex-items, of $1.2 million. DMC could recognize only minimal net tax benefits on entities with operating losses and valuation allowances during the quarter. These limitations, combined with tax expense from the profitable entities, led to the consolidated tax provision despite a pretax loss from continuing operations.

Adjusted EBITDA* was $4.4 million versus $8.2 million in the prior-year second quarter.

DynaEnergetics
DynaEnergetics reported sales of $23.3 million, down 9% from $25.7 million in last year’s second quarter. Approximately $1.5 million of the $2.4 million sales decline was due to unfavorable foreign currency exchange translation. The remaining decline related to the sharp drop in drilling and well completion activity in North America. Operating income was $1.2 million versus $3.1 million in the year-ago second quarter. The decline was primarily attributable to the above-mentioned increase in commission expenses and unfavorable product mix, as well as increased advertising and marketing costs associated with new products. Adjusted EBITDA was $3.4 million versus $4.8 million in the comparable prior-year quarter.
NobelClad
NobelClad reported sales of $21.4 million, down 18% from $26.2 million in the year-ago second quarter. Approximately $2.4 million of the $4.8 million sales decline was due to unfavorable foreign currency exchange translation. The remaining decline related to continued soft capital spending in NobelClad’s global end markets, as well as delayed shipments of certain orders out of the new Liebenscheid facility, which was ramping up production following NobelClad’s European restructuring program. Operating income was $1.0 million versus $3.2 million in last year’s second quarter. Adjusted EBITDA was $2.4 million versus $4.8 million in the 2014 second quarter. NobelClad ended the quarter with an order backlog of $37.7 million versus $39.4 million at the end of the first quarter.

Six-Month Results
Consolidated sales for the six-month period were $85.6 million, down 13% from sales of $98.7 million in the same period last year. Approximately $7.6 million of the $13.1 million sales decline was due to unfavorable foreign currency exchange translation. Gross margin declined to 27% from 31% in the comparable period a year ago, primarily due to a lower-margin product mix and the impact of lower sales volumes on fixed manufacturing overhead expenses.

Operating loss was $3.3 million versus operating income of $6.9 million during last year’s six-month period. Excluding $3.1 million of restructuring expenses, operating loss was $177,000 for this year’s six-month period. Loss from continuing operations was $3.7 million, or $0.27 per diluted share, versus income from continuing operations of $3.9 million, or $0.28 per diluted share, in the six-month period last year. Ex-items, loss from continuing operations for the six-month period was $1.3 million, or $0.10 per diluted share. Adjusted EBITDA was $6.6 million versus $15.2 million at the six-month mark in 2014.

DynaEnergetics
Six-month sales at DynaEnergetics were $40.2 million, down 16% from $47.9 million in last year’s six-month period. Approximately $3.1 million of the $7.7 million sales decline was due to unfavorable foreign currency exchange translation. Operating income was $453,000 versus $7.3 million in the comparable year-ago period. Adjusted EBITDA was $4.5 million versus $10.5 million in last year’s six-month period.

NobelClad
NobelClad reported six-month sales of $45.4 million, down 11% from $50.8 million at the six-month mark last year. Approximately $4.6 million of the $5.4 million sales decline was due to unfavorable foreign currency exchange translation. Operating income was $2.8 million versus $4.4 million, and adjusted EBITDA was $5.5 million versus $7.9 million in last year’s six-month period.

Management Commentary
Kevin Longe, president and CEO, said, “In the face of challenging market conditions, both of our businesses achieved important strategic and operational objectives during the second quarter. At DynaEnergetics, field trials of the new DynaStage product have validated our concept of a factory-assembled perforating system that both lowers cost of operations and improves perforating performance. We have entered the final phases of these trials, which include ramping our supply chain and assembly operations to commercial production volumes, and adjusting our processes where necessary. We have received favorable feedback from our primary testing partners - two leading wireline service companies - and both have expressed interest in commercial deployment of the DynaStage system. We currently are discussing the details of potential supply agreements with both companies, and we anticipate entering formal contracts during the third or fourth quarter.”

“In preparation for commercial production of DynaStage, DynaEnergetics has completed a second assembly facility at its plant in Blum, Texas. The facility will serve customers in the Eagle Ford Shale and Permian Basin regions, and will augment our existing assembly operation in Mt. Braddock, Pennsylvania.”

“DynaEnergetics also has broadly expanded the customer base for its successful DynaSelect integrated switch detonator, which is the technological core of the DynaStage system,” Longe added. “Sales volumes of DynaSelect are up 8 percent versus this time last year, despite the severe downturn in the oil and gas markets. There are now approximately 20 different wireline companies utilizing the DynaSelect detonator.”

Longe said several of those customers are in China, where the unconventional wells are deeper and the geology is more challenging than in North America. “The safety and reliability of the DynaSelect product, particularly under extreme down-hole conditions, have been important performance attributes to our growing list of Chinese customers.”

Longe added, “NobelClad has completed its recent consolidation effort in Europe, and its new manufacturing facility in Liebenscheid, Germany is now operational. The downstream oil and gas industry remains NobelClad’s most active end market, but capital spending across most other sectors remains relatively weak. In addition, recent industry reports suggest the market for purified terephthalic acid is oversupplied, which could delay some of the Asian PTA projects we mentioned last quarter. However, we are seeing signs that certain specialty, non-ethylene related chemical projects in North America may be moving closer to construction, and this could lead to improved bookings activity by early next year.”

Longe concluded, “During the first half of 2015, we made substantial investments in streamlining and strengthening our businesses, and introducing products that should position us for long-term success. We believe these efforts have helped mitigate the impact of the industry downturn and will give us a meaningful head start when our markets begin to improve. With much of these investments behind us, we expect to generate positive cash flow during the second half of 2015.”

Guidance
Michael Kuta, chief financial officer, said management is maintaining its prior forecast for the full fiscal year, which anticipates a consolidated sales decline of between 8% to 12% versus the $202.6 million reported in 2014; and gross margin in a range of 26% to 28%, down from 30% in 2014.

For the third quarter, Kuta said sales are expected to also be down 8% to 12% versus the $51.9 million reported in the 2014 third quarter (excluding AMK). The decline relates to DynaEnergetics, which had a strong comparable third quarter last year. Third quarter gross margin is expected to be in a range of 27% to 29% versus the 29% reported in last year’s third quarter.
U.S. Customs Inquiry
In June 2015, U.S. Customs and Border Protection (“U.S. Customs”) sent DynaEnergetics a Notice of Action that proposed to classify certain of its imports as subject to anti-dumping duties pursuant to a 2010 anti-dumping duty (“AD”) order on Oil Country Tubular Goods (“OCTG”) from China. A companion countervailing duty (“CVD”) order on the same product also is in effect. The Notice of Action covered one entry of certain raw material steel mechanical tubing made in China and imported into the U.S. from Canada by DynaEnergetics during 2015 for use in manufacturing perforating guns. In July 2015, DynaEnergetics sent a response to U.S. Customs outlining the reasons its mechanical tubing imports do not fall within the scope of the AD order on OCTG from China and should not be subject to anti-dumping duties. Since then U.S. Customs has proposed to take similar action with respect to other recent entries of this product and has requested an approximately $1.1 million cash deposit or a bond for AD/CVD duties. The estimated AD/CVD duties cash deposit or bond would be held by U.S. Customs until future administrative proceedings determine whether actual, final AD/CVD duties should be assessed. DynaEnergetics continues to believe these imports are not subject to the proposed duties and is defending these actions. In the interim, DynaEnergetics will make AD/CVD cash deposits or post a bond of approximately $1.1 million to U.S. Customs in the third quarter of 2015, pending the outcome of this matter. As of June 30, 2015 and as of the date of this release, DynaEnergetics had not recorded a liability related to this matter as a loss is neither probable nor estimable.
Conference Call Information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at http://www.investorcalendar.com/IC/CEPage.asp?ID=174188, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through August 3, 2015, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID # 13614748.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including third quarter and full-year 2015 guidance on revenue and gross, as well as expectations about NobelClad’s long-term prospects and anticipated benefits of its European consolidation efforts, and the effects of DynaEnergetics’ new product and technology development and facility consolidation efforts. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; NobelClad’s European consolidation efforts in the new Liebenscheid facility; DynaEnergetics’ efforts to rationalize its North American manufacturing footprint; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET SALES	$44,741	$51,911	$85,560	$98,680
COST OF PRODUCTS SOLD	32,156	36,013	62,272	68,067
Gross profit	12,585	15,898	23,288	30,613
COSTS AND EXPENSES:
General and administrative expenses	5,561	5,771	11,599	11,564
Selling and distribution expenses	4,958	4,733	9,836	8,956
Amortization of purchased intangible assets	1,013	1,617	2,030	3,232
Restructuring expenses	1,116	—	3,112	—
Total costs and expenses	12,648	12,121	26,577	23,752
INCOME (LOSS) FROM OPERATIONS	(63)	3,777	(3,289)	6,861
OTHER INCOME (EXPENSE):
Other income (expense), net	40	332	1,164	(103)
Interest expense, net	(262)	(173)	(441)	(278)
INCOME (LOSS) BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(285)	3,936	(2,566)	6,480
INCOME TAX PROVISION	1,034	1,839	1,130	2,580
INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,319)	2,097	(3,696)	3,900
DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax	—	219	—	(97)
NET INCOME (LOSS)	$(1,319)	$2,316	$(3,696)	$3,803

INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$(0.10)	$0.15	$(0.27)	$0.28
Discontinued operations	$—	$0.02	$—	$(0.01)
Net income (loss)	$(0.10)	$0.17	$(0.27)	$0.27
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$(0.10)	$0.15	$(0.27)	$0.28
Discontinued operations	$—	$0.02	$—	$(0.01)
Net income (loss)	$(0.10)	$0.17	$(0.27)	$0.27
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,906,993	13,672,457	13,900,499	13,668,223
Diluted	13,906,993	13,677,911	13,900,499	13,673,807

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04	$0.08	$0.08

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS

Cash and cash equivalents	$10,889	$9,400
Accounts receivable, net	35,518	35,501
Inventory, net	43,227	40,101
Other current assets	12,085	10,094

Total current assets	101,719	95,096

Property, plant and equipment, net	61,289	63,835
Goodwill, net	29,574	32,762
Purchased intangible assets, net	22,990	26,734
Other long-term assets	3,923	902

Total assets	$219,495	$219,329

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$16,615	$14,076
Customer advances	1,094	3,510
Dividend payable	567	559
Accrued income taxes	4,004	3,770
Other current liabilities	8,893	10,593

Total current liabilities	31,173	32,508

Lines of credit	33,711	22,782
Deferred tax liabilities	8,749	7,003
Other long-term liabilities	1,990	2,121
Stockholders' equity	143,872	154,915

Total liabilities and stockholders' equity	$219,495	$219,329

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(Amounts in Thousands)
(unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,696)	$3,803
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Loss from discontinued operations	—	97
Depreciation (including capital lease amortization)	3,153	3,379
Amortization of purchased intangible assets	2,030	3,232
Amortization of deferred debt issuance costs	128	51
Stock-based compensation	1,571	1,741
Excess tax benefit from stock-based compensation	(72)	(51)
Deferred income tax provision (benefit)	(742)	848
Loss on disposal of property, plant and equipment	65	5
Restructuring and impairment charges	3,112	—
Change in working capital, net	(10,266)	(12,431)
Net cash flows provided by (used in) continuing operations	(4,717)	674
Net cash flows provided by discontinued operations	—	48
Net cash provided by (used in) operating activities	(4,717)	722

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,471)	(4,123)
Change in other non-current assets	(25)	(59)
Net cash flows used in continuing operations	(2,496)	(4,182)
Net cash flows used in discontinued operations	—	(85)
Net cash used in investing activities	(2,496)	(4,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on bank lines of credit, net	11,245	2,555
Payments on long-term debt	—	(31)
Payments on capital lease obligations	(2)	(22)
Payment of dividends	(1,125)	(1,108)
Payment of deferred debt issuance costs	(1,042)	—
Net proceeds from issuance of common stock	185	234
Tax impact of stock-based compensation	72	51

Net cash provided by financing activities	9,333	1,679

EFFECTS OF EXCHANGE RATES ON CASH	(631)	(89)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,489	(1,955)
CASH AND CASH EQUIVALENTS, beginning of the period	9,400	10,598
CASH AND CASH EQUIVALENTS, end of the period	$10,889	$8,643

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Income (loss) from continuing operations, excluding charges	$1,053	$3,777	$(177)	$6,861
Restructuring programs:
NobelClad	(504)	—	(558)	—
DynaEnergetics	(612)	—	(994)	—
Corporate	—	—	(1,560)	—

Income (loss) from continuing operations, as reported	$(63)	$3,777	$(3,289)	$6,861

	Three months ended June 30, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$831	$1,187	$(356)	$(0.03)
Restructuring programs:
NobelClad	(504)	(72)	(432)	(0.03)
DynaEnergetics	(612)	(81)	(531)	(0.04)
Corporate	—	—	—	—

Loss from continuing operations, as reported	$(285)	$1,034	$(1,319)	$(0.10)

	Six months ended June 30, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$546	$1,877	$(1,331)	$(0.10)
Restructuring programs:
NobelClad	(558)	(88)	(470)	(0.04)
DynaEnergetics	(994)	(121)	(873)	(0.06)
Corporate	(1,560)	(538)	(1,022)	(0.07)

Loss from continuing operations, as reported	$(2,566)	$1,130	$(3,696)	$(0.27)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NobelClad	$21,449	$26,231	$45,393	$50,795
DynaEnergetics	23,292	25,680	40,167	47,885

Net sales	$44,741	$51,911	$85,560	$98,680

NobelClad	$986	$3,152	$2,807	$4,442
DynaEnergetics	1,247	3,139	453	7,279
Unallocated expenses	(2,296)	(2,514)	(6,549)	(4,860)

Income (loss) from operations	$(63)	$3,777	$(3,289)	$6,861

	Three months ended June 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$986	$1,247	$(2,296)	$(63)
Adjustments:
Restructuring	504	612	—	1,116
Stock-based compensation	—	—	847	847
Depreciation	849	649	—	1,498
Amortization of purchased intangibles	95	918	—	1,013

Adjusted EBITDA	$2,434	$3,426	$(1,449)	$4,411

	Three months ended June 30, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$3,152	$3,139	$(2,514)	$3,777
Adjustments:
Stock-based compensation	—	—	1,024	1,024
Depreciation	1,134	621	—	1,755
Amortization of purchased intangibles	548	1,069	—	1,617

Adjusted EBITDA	$4,834	$4,829	$(1,490)	$8,173

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Six months ended June 30, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$2,807	$453	$(6,549)	$(3,289)
Adjustments:
Restructuring	558	994	1,560	3,112
Stock-based compensation	—	—	1,571	1,571
Depreciation	1,910	1,243	—	3,153
Amortization of purchased intangibles	191	1,839	—	2,030

Adjusted EBITDA	$5,466	$4,529	$(3,418)	$6,577

	Six months ended June 30, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income from operations	$4,442	$7,279	$(4,860)	$6,861
Adjustments:
Stock-based compensation	—	—	1,741	1,741
Depreciation	2,319	1,060	—	3,379
Amortization of purchased intangibles	1,095	2,137	—	3,232

Adjusted EBITDA	$7,856	$10,476	$(3,119)	$15,213

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income (loss) attributable to DMC	$(1,319)	$2,316	$(3,696)	$3,803
Loss from operations from discontinued operations	—	(219)	—	97
Interest expense	263	174	445	283
Interest income	(1)	(1)	(4)	(5)
Provision for income taxes	1,034	1,839	1,130	2,580
Depreciation	1,498	1,755	3,153	3,379
Amortization of purchased intangible assets	1,013	1,617	2,030	3,232

EBITDA	2,488	7,481	3,058	13,369
Restructuring	1,116	—	3,112	—
Stock-based compensation	847	1,024	1,571	1,741
Other (income) expense, net	(40)	(332)	(1,164)	103

Adjusted EBITDA	$4,411	$8,173	$6,577	$15,213